UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2017

Commission file number:   000-53662

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Riverway, 777 South Post Oak Lane, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2017, the Board of Directors elected John S. Reiland as a director of Ironclad Encryption Corporation (the “Company”) effective as of September 12, 2017.  Mr. Reiland will hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.  There were no arrangements or understandings between Mr. Reiland and any other persons pursuant to which either Mr. Reiland was elected as a director of the Company.  There are no family relationships between Mr. Reiland and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer and there are no related party transactions involving Mr. Reiland that are reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Reiland, Jeff B. Barrett resigned from the Board of Directors of the Company effective as of the close of business on September 11, 2017. Mr. Barrett indicated that his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Barrett will continue to serve the Company in his previous capacity as a Vice President.

Item 9.01          Financial Statements and Exhibits.

(d)                                  Exhibits .

Exhibit No.	Description
99.1	Press Release of the Company Announcing Changes to the Board of Directors Dated September 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IRONCLAD ENCRYPTION CORPORATION

Date: September 13, 2017

/s/ James D. McGraw

By: ______________________

James D. McGraw,

President and Principal Executive Officer